Exhibit 10.5

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”) is entered into as of June 25, 2025 by and among Vor Biopharma Inc., a Delaware corporation (the “Company”), and the stockholder of the Company named on the signature page hereto (the “Stockholder”).

RECITALS

A. Concurrently with the execution and delivery of this Agreement, the Company is entering into a Securities Purchase Agreement (as the same may be amended or supplemented, the “Purchase Agreement”) with certain investors party thereto, which provides, among other things, for the sale and issuance of warrants (the “PIPE Warrants”) to purchase 700,000,000 shares of the Company’s common stock (the “Common Stock”) by the Company to such investors in a private investment in public equity financing (the “PIPE”). Capitalized terms used herein that are not defined shall have the meanings set forth in the Purchase Agreement.

B. Following the closing of the PIPE, the Company intends to duly call, give notice of, convene and hold a meeting of the Company’s stockholders (including any adjournment, recess, reconvening or postponement thereof, the “Company Stockholders Meeting”) for the purpose of obtaining the approval of the Company’s stockholders for (i) the issuance of 700,000,000 shares of Common Stock issuable upon exercise of the PIPE Warrants and the issuance of 320,000,000 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock issued pursuant to that certain License Agreement by and between the Company and RemeGen Co., Ltd., dated as of June 25, 2025 (the “RemeGen Warrant” and together with the PIPE Warrants, the “Warrants”) in accordance with Nasdaq Stock Market Rule 5635(d) (the “Warrant Shares Proposal”) and (ii) an amendment to the Company’s certificate of incorporation that has the effect of increasing the number of authorized and unreserved shares of Common Stock, whether through an increase of the number of authorized shares of Common Stock or through effecting a reverse stock split, in each case as approved by the Company’s Board of Directors, such that the total number of authorized and unreserved shares of Common Stock is sufficient for the Warrants to be exercised for the maximum number of shares of Common Stock issuable in accordance with the terms of the Warrants (the “Certificate Amendment Proposal”).

C. The Stockholder is the record and/or beneficial owner of the number of shares of Common Stock and warrants to purchase shares of Common Stock set forth on Exhibit A hereto (such securities, as they may be adjusted by stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by the Company are collectively referred to herein as the “Securities”).

AGREEMENTS

In consideration of the recitals and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Covenants of the Stockholder. The Stockholder agrees as follows:

(a) The Stockholder shall not, directly or indirectly Transfer any Securities. For purposes of this Agreement, “Transfer” shall mean to (i) sell, transfer, pledge, assign or otherwise encumber or dispose of, or enter into any agreement, option or other arrangement (including any profit sharing arrangement) or understanding with respect to any of the Securities to any person other than the Company, (ii) deposit any Securities into a voting trust or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney, attorney-in-fact, agent or otherwise, with respect to the Securities, except as contemplated by this Agreement, or (iii) take any other action that would in any way make any representation or warranty of the Stockholder herein untrue or incorrect in any material respect. Notwithstanding the foregoing, (i) the Stockholder may (A) make Transfers or dispositions of the Securities to any trust for the direct or indirect benefit of the Stockholder or the immediate family of the Stockholder, (B) make Transfers or dispositions of the Securities by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the Stockholder, (C) make Transfers of the Securities to its stockholders, direct or indirect affiliates (within the meaning set forth in Rule 405 under the Securities Act of 1933, as amended), current or former partners (general or limited), members or managers of the Stockholder, as applicable, or to the estates of any such stockholders, affiliates, partners, members or managers, or to another corporation, partnership, limited liability company or other business entity that controls, is controlled by or is under common control with the Stockholder, (D) make Transfers that occur by operation of law pursuant to a qualified domestic relations order or in connection with a divorce settlement, (E) make Transfers or dispositions not involving a change in beneficial ownership, (F) if the Stockholder is a trust, make Transfers or dispositions to any beneficiary of the Stockholder or the estate of any such beneficiary, (G) exercise an option or warrant (including a net or cashless exercise of such option or warrant) to purchase Securities, and (H) Transfer Securities to the Company to cover tax withholding obligations of the Stockholder in connection with any option or warrant exercise or the vesting of any restricted stock or restricted stock unit award, provided that the underlying Securities shall continue to be subject to the restrictions on transfer set forth in this Agreement; provided that, with respect to clauses (A) through (F) above, the transferee agrees in writing to be bound by the terms and conditions of this Agreement and either the Stockholder or the transferee provides the Company with a copy of such agreement promptly upon consummation of any such Transfer.

(b) At the Company Stockholders Meeting or in any other circumstances upon which a vote, consent or other approval (including by written consent) is sought with respect to the Warrant Shares Proposal or the Certificate Amendment Proposal, the Stockholder shall vote (or cause to be voted) all of the Common Stock held by it as set forth on Exhibit A hereto as well as any shares of Common Stock issued to the Stockholder upon the exercise of any warrants set forth on Exhibit A hereto: (i) in favor of the Warrant Shares Proposal; (ii) in favor of the Certificate Amendment Proposal; and (iii) against any action, proposal, transaction or agreement which would reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the approval of the Warrant Shares Proposal or the Certificate Amendment Proposal.

(c) The Stockholder shall use reasonable efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, all things reasonably necessary to fulfill the Stockholder’s obligations under this agreement, including, without limitation, attending, if applicable, the Company Stockholders Meeting or any adjournment, postponement or recess thereof (or executing valid and effective proxies to any other attending participant of the Company Stockholders Meeting in lieu of attending such Company Stockholders Meeting or any adjournment, postponement or recess thereof).

(d) The Stockholder authorizes and hereby agrees to permit the Company to: (i) publish and disclose in any proxy statement, prospectus, current report on Form 8-K or any other document or schedule required to be filed with the Securities and Exchange Commission (the “SEC”) or any other regulatory authority in connection with the Purchase Agreement and the transactions contemplated thereby such Stockholder’s identity, and the nature of such Stockholder’s obligations under this Agreement, only to the extent required by applicable rules and regulations, provided that the Company informs the Stockholder in advance; and (ii) file this Agreement as an exhibit to any proxy statement, prospectus, current report on Form 8-K or any other document or schedule required to be filed with the SEC or any other regulatory authority in connection with the Purchase Agreement and the transactions contemplated thereby, only to the extent required by applicable rules and regulations.

2. Grant of Irrevocable Proxy Coupled with an Interest; Appointment of Proxy.

(a) The Stockholder hereby irrevocably (i) grants to the Company and any designee of the Company, alone or together, the Stockholder’s proxy, and (ii) appoints the Company and any designee of the Company as the Stockholder’s proxy, attorney-in-fact and agent (with full power of substitution and resubstitution), alone or together, in each case, for and in the name, place and stead of the Stockholder, to vote the Securities, or grant a consent or approval in respect of the Securities, in accordance with Section 1 above at any Company Stockholders Meeting or in any other circumstances upon which their vote, consent or other approval is sought in favor of the approval of the Warrant Shares Proposal or the Certificate Amendment Proposal.

(b) THE STOCKHOLDER HEREBY AFFIRMS THAT THE PROXY SET FORTH IN THIS SECTION 2 IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE UNTIL SUCH TIME AS THIS AGREEMENT TERMINATES IN ACCORDANCE WITH ITS TERMS. The Stockholder hereby further affirms that the irrevocable proxy is given in connection with the execution of the Purchase Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy shall be valid until the termination of this Agreement in accordance with its terms.

3. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to the Company as follows:

(a) The Stockholder has all requisite power and authority to execute and deliver this Agreement and to perform the Stockholder’s obligations under this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by the Stockholder. This Agreement has been duly executed and delivered by the Stockholder and, assuming this Agreement constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. The failure of the spouse, if any, of the Stockholder to be a party or signatory to this Agreement shall not (x) prevent the Stockholder from performing the Stockholder’s obligations contemplated hereunder or (y) prevent this Agreement from constituting the legal, valid and binding obligation of the Stockholder in accordance with its terms.

(b) The Securities and the certificates (or any book-entry notations used to represent any uncertificated shares of Common Stock) representing the Securities are now, and at all times during the term hereof will be, held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, and the Stockholder has valid title to the Securities, free and clear of any encumbrances (including voting trusts and voting commitments), except as would not limit the Stockholder’s ability to vote the Securities in the manner provided herein and except as provided by this Agreement. As of the date of this Agreement, the Stockholder does not own of record or beneficially any shares of Common Stock, other than the shares of Common Stock set forth on Exhibit A hereto. The Stockholder has full power to vote the Securities as provided herein. Neither the Stockholder nor any of the Securities is subject to any voting trust, proxy or other agreement, arrangement or restriction with respect to the voting or disposition of the Securities, except as would not limit the Stockholder’s ability to vote the Securities in the manner provided herein and except as otherwise contemplated by this Agreement.

(c) (i) No filing with, and no permit, authorization, consent or approval of any state, federal or foreign governmental authority is necessary on the part of the Stockholder for the execution and delivery of this Agreement by the Stockholder and the performance by the Stockholder of the Stockholder’s obligations under this Agreement and (ii) neither the execution and delivery of this Agreement by the Stockholder nor the performance by the Stockholder of the Stockholder’s obligations under this Agreement nor compliance by the Stockholder with any of the provisions hereof shall (x) result in the creation of an encumbrance on any of the Securities or (y) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Stockholder or any of the Securities, except in the case of (x) or (y) for violations, breaches or defaults that would not in the aggregate materially impair the ability of the Stockholder to perform its obligations hereunder.

(d) As of the date hereof, there is no legal proceeding pending or, to the knowledge of the Stockholder, threatened against or affecting the Stockholder’s and/or any of its Affiliates before or by any governmental body that would reasonably be expected to impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby in a timely manner.

(e) The Stockholder understands and acknowledges that the Company is entering into the Purchase Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement.

4. Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure solely to the benefit of, and be enforceable by, the parties hereto and their respective permitted successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to or shall confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, benefits, remedies, obligations or liabilities of any nature whatsoever under or by reason of this Agreement.

5. Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the first to occur of (a) the date of the Company Stockholders Meeting at which the Warrant Shares Proposal and Certificate Amendment Proposal are approved, (b) the date on which no Warrants remain outstanding, and (c) 180 days from the date of this Agreement. In the event of termination of this Agreement pursuant to this Section 5, this Agreement will become null and void and of no effect with no liability on the part of any party hereto; provided, however, this Section 5 and Section 8 shall survive the termination of this Agreement and shall remain in full force and effect. For the avoidance of doubt, the representations and warranties herein shall not survive the termination of this Agreement.

6. Stockholder Capacity. Notwithstanding anything to the contrary in this Agreement, the parties acknowledge that (a) the Stockholder is entering into this Agreement solely in the Stockholder’s capacity as a record and/or beneficial owner of the Securities and not in such Stockholder’s capacity as a director, officer or employee of the Company (as applicable) and (b) nothing in this Agreement is intended to limit or restrict the Stockholder from taking any action or inaction or voting in the Stockholder’s sole discretion on any matter in his or her capacity as a director of the Company, and none of such actions or inactions in such capacity shall be deemed to constitute a breach of this Agreement. The Company shall not assert any claim that any action taken by Stockholder in his or her capacity as a director of the Company violates any provision of this Agreement.

7. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Securities. All rights, ownership and economic benefits of and relating to the Securities shall remain vested in and belong to the Stockholder, and the Company shall have no power or authority to direct the Stockholder in the voting of any of the Securities, except as otherwise provided herein.

8. General Provisions.

(a) Except as otherwise set forth in the Transaction Agreements, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, whether or not the transactions contemplated hereby are consummated.

(b) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in a writing that refers to this Agreement and signed, in the case of an amendment, by each of the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law.

(c) Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given (a) when delivered if personally delivered to the party for whom it is intended, (b) when delivered, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then the earlier of (x) confirmation of receipt or (y) on the open of business on the recipient’s next business day, (c) three (3) days after having been sent by certified or registered mail, return-receipt requested and postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt:

If to the Company, addressed as follows:

Vor Biopharma Inc.

100 Cambridgepark Drive, Suite 101

Cambridge, Massachusetts 02140

Attention: Jean-Paul Kress

Email:

with a copy to (which shall not constitute notice):

Cooley LLP

55 Hudson Yards

New York, New York 10001-2157

Attention: Divakar Gupta

Email:

If to the Stockholder, at its address or e-mail address set forth on Exhibit A. Any party may change the address to which notices and communications to it are to be addressed by notification as provided for herein.

(d) When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(e) This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by PDF shall be sufficient to bind the parties to the terms and conditions of this Agreement; provided that a facsimile or pdf signature including any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction of a) signature.

(f) This Agreement, the Purchase Agreement and the other Transaction Agreements constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

(g) This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(h) (i) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware and any state appellate court therefrom or, if such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware (it being agreed that the consents to jurisdiction and venue set forth in this Section 8(h) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto); and (ii) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 8(c). The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(i) If any provision of this Agreement or the application thereof to any party or set of circumstances shall, in any jurisdiction and to any extent, be finally held invalid or unenforceable by any rule of law or public policy, such term or provision shall only be ineffective as to such jurisdiction, and only to the extent of such invalidity or unenforceability, without invalidating or rendering unenforceable any other terms or provisions of this Agreement or under any other circumstances, and the parties shall negotiate in good faith a substitute provision which comes as close as possible to the invalidated or unenforceable term or provision, and which puts each party in a position as nearly comparable as possible to the position it would have been in but for the finding of invalidity or unenforceability, while remaining valid and enforceable.

(j) Each of the parties acknowledges that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and agrees that the parties’ respective remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of that fact, each agrees that, in the event of a breach or threatened breach by any party of the provisions of this Agreement, in addition to any remedies at law or damages, each party, respectively, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available in order to enforce the terms hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

Vor Biopharma Inc.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

STOCKHOLDER:

By:
Name:
Title:

Address: